Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue Suite 5100 Seattle, Washington 98104-7036 O: 206.883.2500 F: 206.883.2699

April 26, 2021

RealNetworks, Inc.

1501 First Avenue South, Suite 600

Seattle, Washington 98134

Ladies and Gentlemen:

We have acted as counsel to RealNetworks, Inc., a Washington corporation (the “Company”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (Registration No. 333-254808) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and declared effective on April 15, 2021. Pursuant to the Registration Statement, the Company has issued and sold an aggregate of 9,487,500 shares (including 1,237,500 shares issued and sold in connection with the underwriter’s exercise of their option to purchase additional shares from the Company) of its common stock (the “Common Stock”), $0.001 par value per share (the “Company Shares”), pursuant to that certain underwriting agreement, dated April 26, 2021, by and between the Company and Lake Street Capital Markets, LLC, as the sole underwriter, substantially in the form attached as an exhibit to a Current Report on Form 8-K to be filed on or about April 27, 2021 by the Company with the Commission (the “Underwriting Agreement”).

We have examined the Registration Statement, together with the documents incorporated by reference therein; the related prospectus, dated March 29, 2021, filed with the Registration Statement (the “Pricing Prospectus”); the preliminary prospectus supplement, dated April 26, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares; and the final prospectus supplement, dated April 26, 2021, in the form filed with the Commission pursuant to Rule 424(b) of the Act relating to the offering of the Shares (together with the Pricing Prospectus, the “Prospectus”). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the Washington Business Corporation Act of the State of Washington (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

AUSTIN    BEIJING    BOSTON    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

RealNetworks, Inc.

April 26, 2021

We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation